Supplemental Term Sheet

FIXED-RATE MORTGAGE LOAN PROGRAM
MORTGAGE PASS-THROUGH CERTIFICATES

(ISSUABLE IN SERIES)

J.P. MORGAN MORTGAGE ACQUISITION CORP.
Sponsor and Seller

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

__________________

Consider carefully the risk factors beginning on page 6 in this supplemental term sheet and on page 6 in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent an interest in, or an obligation of, J.P. Mortgage Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp., J.P. Morgan Securities Inc. or any other entity.

In addition to reading this supplemental term sheet, you are encouraged to read the term sheet and the accompanying prospectus.

The issuing entity will issue:

•

senior certificates; and

•

subordinate certificates providing subordination to the related senior certificates and those related subordinate certificates in that group that have a higher priority of payment.

The assets of the issuing entity will primarily consist of a pool or pools of fixed rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties.

Principal and interest on the certificates will be payable monthly, beginning on the distribution date specified in the term sheet.  Credit enhancement for the certificates may consist of subordination and limited cross-collateralization.

The certificates will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and will be offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter has the right to reject any order.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined if this supplemental term sheet or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates will be made on the date specified in the term sheet in book-entry form, except for any residual certificates, which will be delivered in fully registered form.

____________________

JPMorgan

March 17, 2006

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
SUPPLEMENTAL TERM SHEET AND THE ACCOMPANYING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC concerning the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

We tell you about the certificates in three separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this supplemental term sheet, which describes more specifically terms of your certificates and (3) a term sheet distributed along with this supplemental term sheet.  This supplemental term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this supplemental term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar supplemental term sheet relating to these securities.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This supplemental term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this supplemental term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

TABLE OF CONTENTS

SUPPLEMENTAL TERM SHEET

SUMMARY

1

RISK FACTORS

6

GLOSSARY OF DEFINED TERMS

13

DESCRIPTION OF THE MORTGAGE POOLS

13

The Pledged Asset Loans

14

Assignment of the Mortgage Loans

14

STATIC POOL INFORMATION

15

THE ORIGINATORS

15

General

15

General Underwriting Guidelines

16

National City Mortgage Corporation

16

DESCRIPTION OF THE CERTIFICATES

19

General

19

Book-Entry Certificates

20

Payments on Mortgage Loans; Accounts

21

Available Distribution Amount

22

Distributions of Interest

22

Determination of LIBOR

22

Distributions of Principal

23

Priority of Distributions

23

Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool

24

Subordination of the Payment of the Subordinate Certificates

25

Allocation of Losses

25

Reports to Certificateholders

27

Final Scheduled Distribution Date

28

Optional Clean-Up Call

28

Voting Rights

29

THE ISSUING ENTITY

29

THE TRUSTEE

29

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

31

Master Servicer

31

Securities Administrator

31

THE DEPOSITOR

32

THE SPONSOR AND SELLER

32

General

32

Securitization Activities of the Sponsor

32

THE SERVICERS

33

General

33

JPMorgan Chase Bank, N.A.

33

National City Mortgage Corporation

36

AFFILIATES AND RELATED TRANSACTIONS

38

SERVICING OF THE MORTGAGE LOANS

38

Servicing and Collection Procedures

38

Accounts

39

Flow of Funds

39

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

40

Advances

41

Compliance with Applicable Servicing Criteria and Servicer Attestation

41

Master Servicer Default; Servicer Default

41

Resignation of Servicers; Assignment and Merger

42

FEES AND EXPENSES OF THE ISSUING ENTITY

42

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

43

Yield Considerations

43

Subordination of the Subordinate Certificates

45

LIBOR Certificates

45

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

46

General

46

The Residual Certificates

46

Other Taxes

47

ERISA MATTERS

47

LEGAL MATTERS

49

RATINGS

49

LEGAL INVESTMENT

50

GLOSSARY OF DEFINED TERMS

51

SUMMARY

This summary highlights selected information from this supplemental term sheet and does not contain all the information that you need to consider in making your investment decision.  Please read this entire supplemental term sheet and the accompanying prospectus carefully for additional information about the certificates.

The offered certificates, except for any residual certificates, will be issued in book-entry form and in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.  Any residual certificates will be issued in fully registered definitive form.

The certificates represent ownership interests in a issuing entity which will consist primarily of multiple separate pools of mortgage loans.  Certain of the mortgage pools may be combined together for purposes of limited cross-collateralization and are sometimes referred to in this supplemental term sheet as an “aggregate pool”.  Any mortgage pool not included in an aggregate pool is referred to in this supplemental term sheet as a “segregated pool”.

Generally, with certain limited exceptions discussed at “Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool” below, distributions to the a group of certificates related to a mortgage pool will be solely derived from collections on the mortgage loans related to that mortgage pool.  Collections from the mortgage loans in an aggregate pool will be available to make distributions on the related Aggregate Pool Subordinate Certificates.

If there is a mortgage pool that is not included in an aggregate pool, distributions to the certificates (both senior and subordinate) will be derived from collections on the mortgage loans in that mortgage pool.

Solely for purposes of allocating principal distributions and losses with respect to principal among certain groups of certificates, certain mortgage pools will be divided into subgroups.  Generally, with certain limited exceptions discussed at “Limited Cross-Collateralization” below, the certificates related to a subgroup with a mortgage pool will receive payments of principal from collections of principal on the related subgroup.  Each subgroup will consist of the portions of the related mortgage loans which are referred to as “mortgage components.”

ISSUING ENTITY

A trust specified in the term sheet will issue the certificates.  The trust will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.  The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

THE TRUSTEE

U.S. Bank National Association will act as trustee of the issuing entity under the pooling and servicing agreement.

THE ORIGINATORS

The mortgage loans were originated by National City Mortgage Corporation, PHH Mortgage Corporation, Chase Home Finance LLC and JPMorgan Chase Bank, National Association, M&T Mortgage Corporation and by certain other originators that may originate a smaller percentage of the mortgage loans.

We refer you to “Description of the Mortgage Pools” in this supplemental term sheet for more information.

THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators.  On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

THE CUSTODIAN

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to the mortgage loans on behalf of the issuing entity.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

THE SERVICERS

JPMorgan Chase Bank, National Association, PHH Mortgage Corporation, National City Mortgage Corporation and certain other servicers that may service a smaller percentage of the mortgage loans will each act as a servicer of a portion of the related mortgage loans.

Each servicer will service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller.  Chase Home Finance LLC will subservice the mortgage loans originated or acquired by JPMorgan Chase Bank, National Association pursuant to an existing servicing agreement among Chase Home Finance LLC, JPMorgan Chase Bank, National Association and the seller.  JPMorgan Chase Bank, National Association, as servicer, and Chase Home Finance LLC, as subservicer, may service the mortgage loans originated or acquired by M&T Mortgage Corporation and by other originators.  The rights of the seller under these purchase and servicing agreements and servicing agreements will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.

We refer you to “The Servicers” and “Servicing of the Mortgage Loans” in this supplemental term sheet for more information.

CUT-OFF DATE

The cut off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans, which shall be the first day of the month in which the closing date occurs.

DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter.  Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

RECORD DATE

Unless otherwise specified in the related prospectus supplement, the record date for certain classes of certificates will be the last business day of the month preceding the month of a distribution date and for certain other classes of certificates will be the business day immediately preceding the related distribution date.

DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage pool or mortgage pools, each class of certificates (other than any principal-only certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount  or class notional amount, as applicable, of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

Interest on certain classes of certificates for each accrual period may be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and on other classes may be calculated and payable on the basis of a 360-day year consisting of the actual number of days in the related accrual period.

Interest payments will be allocated among certificateholders of a class of certificates entitled to interest on a pro rata basis.

We refer you to “Description of the Certificates — Distributions of Interest” in this supplemental term sheet for more information.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates (other than any interest-only certificates) on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the related mortgage components or mortgage loans, as applicable, among the different classes of certificates and (2) the amount of funds actually received on the related mortgage components or mortgage loans, as applicable, and available to make distributions on the related certificates.  Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this supplemental term sheet.

On each distribution date, each class of certificates (other than any interest-only certificates) will receive principal payments in accordance with the priorities set forth in “Description of Certificates — Priority of Distributions” in the related prospectus supplement and based on principal collections from the related mortgage components or mortgage loans, as applicable, for the related due period

We refer you to “Description of the Certificates — Distributions of Principal” in this supplemental term sheet and “Description of the Securities – Distributions on Securities” in the prospectus for more information.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for any class of Certificates is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan in the related mortgage pool.  The actual final distribution date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class’s final scheduled distribution date.

LIMITED CROSS-COLLATERALIZATION AMONG THE MORTGAGE POOLS IN AN AGGREGATE POOL

In certain limited circumstances, principal and interest collected on the mortgage components in a subgroup in a pool or the mortgage loans in a pool in an aggregate pool may be applied to pay principal or interest, or both, to the senior certificates related to such pool or aggregate pool but unrelated to that subgroup or pool.

There is no cross-collateralization between the certificates related to an aggregate pool and any mortgage pool that is not included in such aggregate pool.

We refer you to “Description of the Certificates – Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool” in this supplemental term sheet for more information.

OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in an aggregate pool is equal to or less than a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans in such aggregate pool as of the cut off date, the master servicer or a servicer will have the option to purchase all of the mortgage loans in such aggregate pool, thereby causing an early retirement of the certificates related to such aggregate pool.

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in a segregated mortgage pool is equal to or less than a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans in such pool as of the cut off date, the master servicer or a servicer will have the option to purchase all of the mortgage loans in such pool, thereby causing an early retirement of the certificates related to that pool.

We refer you to “Description of the Certificates — Optional Clean-Up Redemption of the Certificates” in this supplemental term sheet for more information.

CREDIT ENHANCEMENT

Subordination.  The subordinate classes of certificates related to an aggregate pool or any segregated pool, as applicable, will provide credit enhancement for the related classes of senior certificates.  In addition, each class of related aggregate pool subordinate certificates or segregated pool subordinate certificates, as applicable, with a lower numerical class designation will have a payment priority over each class of related aggregate pool subordinate certificates or segregated pool subordinate certificates, as applicable, with a higher numerical class designation.

If the mortgage loans or mortgage components, as applicable, in any pool or subgroup experience losses, the principal amount of the related subordinate class of certificates that is lowest in seniority and still outstanding will generally be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction.  If the applicable subordination of the related subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the subgroup or pool incurring the realized losses will generally be allocated such losses and may never receive all of their principal payments

Some losses, however, such as special hazard losses, bankruptcy losses, and fraud losses in excess of the amounts set forth in the prospectus supplement (to the extent applicable for such pool), are generally allocated pro rata to each affected class of certificates instead of first being allocated to the related subordinate certificates.  Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among all related classes of certificates.

Pledged Asset Loans.  A portion of the mortgage loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor.  Such additional collateral may no longer be required when the principal balance of such additional collateral loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral loan is reduced to the applicable loan-to-value ratio for such additional collateral loan by virtue of an increase in the appraised value of the mortgaged property as determined by PHH Mortgage Corporation.

We refer you to “Description of the Mortgage Pools — The Pledged Asset Loans” in this supplemental term sheet for more detail.

SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of each servicer under the related purchase and servicing agreement and the servicing agreements, as applicable.

Under the purchase and servicing agreements and the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date.  The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this supplemental term sheet.  The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans.  However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make montly payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan, up to the amount of its servicing fee for that month.  If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

We refer you to “Servicing of the Mortgage Loans” in this supplemental term sheet for more detail.

FEES AND EXPENSES

Before payments are made on the certificates, the servicers will be paid a monthly fee equal to a certain percentage of the principal balance of the mortgage loans serviced by that servicer as described under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses; Master Servicing Compensation” in this supplemental term sheet.

Compensation to the master servicer may consist of investment income on funds held in the distribution account and/or a specified percentage of the outstanding principal balance of each mortgage loan, payable monthly. The master servicer will pay the trustee fee and the securities administrator fee from such income.  Expenses of the servicers, the master servicer, the trustee and the securities administrator may be reimbursed from the issuing entity before payments are made on the certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, a designated portion of the issuing entity will comprise multiple REMICs: one or more underlying REMICs and a single upper-tier REMIC.  Each underlying REMIC will hold either mortgage loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest.  The upper-tier REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the residual certificates, will represent the regular interests in the upper-tier REMIC.  The residual certificates will represent ownership of the residual interest in the upper-tier REMIC.

We refer you to “Material Federal Income Tax Consequences” in this supplemental term sheet and in the prospectus for more information.

ERISA MATTERS

Subject to important considerations described under “ERISA Matters” in this supplemental term sheet and “ERISA Considerations” in the accompanying prospectus, the certificates rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, other than the residual certificates, are expected to be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements.  The residual certificates will not be eligible for purchase by any such plan or arrangement, except as described herein.

We refer you to “ERISA Matters” in this supplemental term sheet and “ERISA Considerations” in the accompanying prospectus for more information.

LEGAL INVESTMENT

Generally any certificate rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization.  You should consult your legal advisor in determining whether and to what extent the certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

RISK FACTORS

Investors should consider the following factors in connection with the purchase of certificates.  You should also consider the risk factors described in the accompanying prospectus.  All statistical information referred to in this section is based on the mortgage pools as constituted on the cut off date.

Prepayments Are Unpredictable and Affect Yield

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage components or mortgage loans, as applicable, of the related subgroup or pool, in the case of the senior certificates and any segregated pool subordinate certificates, or the related aggregate pool in the aggregate, in the case of aggregate pool subordinate certificates.  For example, the rate of principal payments on the mortgage loans will be affected by the following:

·

the amortization schedules of the mortgage loans;

·

the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

·

refinancing by borrowers;

·

liquidations of defaulted loans by a servicer; and

·

repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

The yield to maturity of the certificates will also be affected by the exercise of any optional clean up redemption rights.

A portion of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty.  The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity.  For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.  We cannot predict the rate at which borrowers will repay their mortgage loans.  Please consider the following:

·

if you are purchasing any certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

·

if you are purchasing any certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose all or a portion of your initial investment;

·

if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

·

the earlier a payment of principal occurs, the greater the impact on your yield.  For example, if you purchase any certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect;

·

the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of certain  classes of senior certificates relative to the classes of subordinate certificates; and

·

prospective purchasers of any interest-only certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage components could result in the failure of such purchasers to recover their initial investments.

See “Yield, Prepayment and Weighted Average Life” and “Description of the Certificates — Distributions of Principal” in this supplemental term sheet for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Rapid prepayments on the mortgage components or mortgage loans, as applicable, in the related mortgage pool will reduce the yield on Interest-Only Certificates.

Payments to the holders of certain interest-only certificates, if any, come only from interest payments on certain mortgage components in a subgroup.  These mortgage components are called premium rate mortgage loans because in general they have the highest mortgage interest rates in that mortgage pool.  In general, the higher the mortgage interest rate is on a premium rate mortgage loan in a subgroup, the more interest such interest-only certificates receive from that mortgage loan.  If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.  If the related premium rate mortgage loans prepay faster than expected, you may not fully recover your initial investment.

Interest-only certificates, if any, receive only distributions of interest.  Distributions to the holders of these classes are based on their respective notional amount.  You should fully consider the risks associated with an investment in the interest-only certificates.  If the mortgage components in the related mortgage pool prepay faster than expected, holders of the interest-only certificates may not fully recover their initial investment.

Slower prepayments on the related mortgage loans will reduce the yield on certain Principal-Only Certificates.

Payments to the holders of certain principal-only certificates, if any, come only from principal payments on the discount mortgage components in a subgroup.  In general, the lower the net mortgage rate is on a mortgage component, the more principal such principal-only certificates receive from that mortgage component.  Because holders of such principal-only certificates receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage components.  If you are investing in such a principal-only certificate, you should consider that since the discount mortgage components have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

Holding Subordinate Certificates Creates Additional Risks

The protections afforded the senior certificates in this transaction create risks for the subordinate certificates.  Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

·

Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

·

The subordinate certificates are not entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth year after the closing date.  In addition, if certain losses on the mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate certificates with higher numerical class designations will be paid to those classes of subordinate certificates with lower numerical class designations.

·

If a servicer or the master servicer determines not to advance a delinquent payment on a related mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the related certificates which will impact the subordinate certificates.

·

Losses on the mortgage loans will generally be allocated to the subordinate certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a certificate balance without a corresponding distribution of cash to the holder.  A lower certificate balance will also result in less interest accruing on that certificate.

·

The earlier in the transaction that a loss on a mortgage loan occurs and is allocated to a certificate, the greater the impact on the yield of that certificate.

High Balance Mortgage Loans

As of the cut-off date, the principal balances of certain mortgage loans were in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related pool.

Mortgage Loans with Interest-only Payments

Certain of the mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of specified number of years following the origination of the related mortgage loan.  Following the applicable interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans.  If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date.  In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

See “Description of the Mortgage Pools” in this supplemental term sheet.

Simultaneous Second Lien Risk

With respect to a portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan on the same property which is not included in the issuing entity.  With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan even though the first lien loan is current, which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Servicing Transfers May Increase Delinquencies

Servicing of the mortgage loans originated by certain servicers may be transferred to JPMorgan Chase Bank, National Association after the closing date.  The transfer of servicing of these mortgage loans  may result in a temporary increase in the delinquencies on the transferred mortgage loans.

Your Yield May Be Affected by Changes in Interest Rates

The mortgage interest rate on each mortgage loan will be based on a fixed rate.  Certain Certificates may accrue interest at a certificate interest rate equal to the One-Month LIBOR index plus the related certificate margin, but are subject to a limit and are referred to herein as the “LIBOR Certificates”.  Each class of LIBOR Certificates will be subject to a cap on its interest rate generally equal to the weighted average of the net interest rates of the mortgage loans in the related mortgage pool.  If the mortgage loans with higher mortgage interest rates are prepaid, this may cause the interest rate applicable to a class of LIBOR Certificates to be subject to this cap and to thus accrue less interest than they would accrue if their interest rate was based solely on the One-Month LIBOR index plus the applicable margin.

If the certificate interest rates on the LIBOR Certificates are subject to the limit (described above), the resulting basis risk shortfalls will not be recoverable by the holders of the LIBOR Certificates.

See “Description of the Certificates — Distributions of Interest” in this supplemental term sheet.

Limited Cross-Collateralization Among an Aggregate Pool; Limited Recourse

With very limited exception described in “Description of the Certificates — Limited Cross-Collateralization,” interest and principal on the senior certificates will be allocated based on amounts collected in respect of the mortgage components or mortgage loans, as applicable, in the related mortgage pool.  The mortgage pools will generally not be “cross-collateralized” — interest and principal collections received from the mortgage components or mortgage loans in a mortgage pool will only be available for distribution to the related senior certificates and not to the senior certificates related to the other mortgage pools, while collections from all mortgage pools in an aggregate pool will be available to make distributions to the related subordinate certificates.

Because the subordinate certificates related to an aggregate pool represent interests in all mortgage pools in such aggregate pool, the class principal amounts of such subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans or mortgage components in any mortgage pool in such aggregate pool.  Therefore, the allocation of realized losses on the mortgage loans or mortgage components in any mortgage pool in an aggregate pool to the related aggregate pool subordinate certificates will reduce the subordination provided by such subordinate certificates to all of the classes of senior certificates related to a mortgage pool in such aggregate pool, including the senior certificates related to a mortgage pool in such aggregate pool that did not suffer any losses.  This will increase the likelihood that future realized losses on the mortgage loans or mortgage components in such aggregate pool may be allocated to senior certificates related to a mortgage pool that did not suffer those previous losses.

There is no cross-collateralization between the certificates related to an aggregate pool and any segregated pool.

Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency.  Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

Potential Inadequacy of Credit Enhancement

The certificates are not insured by any financial guaranty insurance policy.  The subordination and loss allocation features described in this supplemental term sheet are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.  None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

The amount of any realized losses, other than excess losses, experienced on a mortgage loan will be applied to reduce the principal amount of the class of related subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero.  If subordination is insufficient to absorb losses, then holders of more senior related classes will incur realized losses and may never receive all of their principal payments.  After the total class principal amount of related subordinate certificates has been reduced to zero, realized losses on the mortgage components or mortgage loans, as applicable, realized by the related subgroup or pool will reduce the class principal amounts of the related senior certificates.

Furthermore, the subordinate certificates will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses up to the amounts specified in the related prospectus supplement.  Any such losses on the mortgage components or mortgage loans, as applicable in a mortgage pool in excess of those amounts will be allocated pro rata among each class of senior certificates (other than any interest-only certificates) related to that mortgage pool and each class of subordinate certificates in the manner set forth in this supplemental term sheet, even if the principal balance of each subordinate class has not been reduced to zero.  You should note that a disproportionate amount of coverage for these types of losses could be experienced by one subgroup which could make certificates related to the other subgroups more likely to suffer a loss.

Cash Flow Considerations and Risks

The mortgage components and the mortgage loans, the related mortgaged property and other assets of the issuing entity are the sole source of payments on the certificates.  Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent.  This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient.  Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders.  If any of the mortgaged properties fails to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

Concentration of Mortgage Loans Could Adversely Affect Your Investment

A substantial amount of the aggregate principal balance of the mortgage loans are secured by mortgaged properties located in California.  Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.  Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.  There may also be significant concentrations of mortgage loans in other states.  Consequently, losses and prepayments on the mortgage loans in a particular pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state laws, and the servicers and the master servicer will not be required to advance for any interest shortfall caused by any such reduction.  Shortfalls in interest may result from the application of the Servicemembers Civil Relief Act or similar state laws.  Interest payable to related senior and subordinate certificateholders (other than the principal-only certificateholders) will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state laws.

Hurricanes May Have Affected Mortgaged Properties

Hurricanes, which have struck the Gulf Coast region of the United States during the months of July, August, September and October 2005, may have adversely affected any mortgaged properties located in that area.  The related originator or the seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the certificates, particularly if the related seller fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closing date.

In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions.  The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers.  Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price.

Ability To Resell Securities May Be Limited

There is currently no market for any of the certificates and the underwriter is not required to assist investors in resales of the certificates, although it may do so.  We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary market for mortgage pass through certificates has experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Consequences of Owning Book-Entry Securities

Limit on Liquidity of Securities.  Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Limit on Ability To Transfer or Pledge.  Since transactions in the book-entry certificates can be effected only though the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

Delays In Payments.  You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator on behalf of the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

Delinquencies May Adversely Affect Investment

The mortgage loans originated or acquired by National City Mortgage Corporation were originated in accordance, generally, with the underwriting guidelines described in this supplemental term sheet for such entity and the mortgage loans originated or acquired by each other originator were originated in accordance, generally, with the underwriting criteria described herein under “The Originators — General Underwriting Guidelines”.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

You Could Be Adversely Affected By Violations of Consumer Protection Laws

Applicable state laws generally regulate interest rates and other charges and require certain disclosures.  In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans.  Depending on the provisions of the applicable law, violations of these laws may limit the ability of a servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer or a related servicer to damages and administrative enforcement.

The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  Some states, as in the case of Georgia’s Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the issuing entity as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the issuing entity.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.  The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws.  However, if the issuing entity should include loans subject to HOEPA or any material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

See “Material Legal Aspects of the Loans” in the accompanying prospectus.

Bankruptcy and Insolvency Risks

It is believed that the transfer of the mortgage loans from the seller to the depositor and from the depositor to the issuing entity will each be treated as a sale rather than a secured financing for purposes of federal and state law.  Counsel for the seller and the depositor will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage loans and other assets of the issuing entity would not be considered part of the seller’s or depositor’s bankruptcy estates and, thus, would not be available to their creditors.  On the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale.  Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

GLOSSARY OF DEFINED TERMS

A glossary of defined terms used in this supplemental term sheet begins on page 51. Any terms used in this supplemental term sheet but not defined in the glossary are defined in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOLS

None of the Mortgage Loans will be guaranteed by any governmental agency.  Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the underlying Purchase and Servicing Agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The National City Mortgage Loans were underwritten substantially in accordance with the related underwriting criteria specified herein.  See “The Originators” below.  All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described herein under “The Originators — General Underwriting Guidelines”.  The Servicers will generally service the Mortgage Loans pursuant to their respective Purchase and Servicing Agreements with the Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee, on behalf of the Issuing Entity.  JPMCB, as servicer, and CHF, as subservicer, may service certain mortgage loans originated by certain other Originators pursuant to the JPMCB Servicing Agreement.

All of the Mortgage Loans provide for payments due on the first day of each month.  Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

As of the Cut-off Date, none of the Mortgage Loans will be more than 30-days delinquent.

All Mortgage Loans with Loan-to-Value Ratios greater than 80% at origination that were not supported by a third-party guarantee or Pledged Assets were covered by a primary mortgage insurance policy.  No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loan.

The related term sheet and prospectus supplement may contain important information about the mortgage loans in each Pool, including:

·

the Mortgage Rates and the original principal balances of the Mortgage Loans;

·

the Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date;

·

the types of Mortgaged Properties;

·

the geographic distribution by state of the Mortgaged Properties;

·

the weighted average remaining term to maturity of the Mortgage Loans;

·

the original terms to maturity of the Mortgage Loans;

·

the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

·

the mortgagor’s purpose of financing; and

·

the weighted average credit score.

The Pledged Asset Loans

Any PHH Mortgage Loans that have a Loan-to-Value Ratio generally in excess of 80% and are not covered by a primary mortgage insurance policy will be either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in additional collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor.  The amount of the Pledged Assets securing a Pledged Asset Loan generally equals the down payment or equity required by PHH Mortgage. The requirement to maintain Pledged Assets generally terminates when the principal balance of such Pledged Asset Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Pledged Asset Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

If the Mortgage Loans include any such loans, on or prior to the Closing Date, the Depositor will have assigned to the Issuing Entity its rights under the Limited Purpose Surety Bond.  The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

No assurance can be given as to the amount of proceeds, if any, that might be realized from Pledged Assets.  Proceeds from the liquidation of any Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

Assignment of the Mortgage Loans

Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity.  Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans.  In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of certain Mortgage Loans.  Subject to the limitations described below, an Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan.  See “The Trust Fund — Representations by Sellers or Originators; Repurchases” in the accompanying prospectus.

Pursuant to a pooling and servicing agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Issuing Entity, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators’ purchase obligations).  The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian the Mortgage File.  Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee’s interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

The Custodian, on behalf of the Trustee, will review each Mortgage File within the time period specified in the related Custodial Agreement or promptly after the Custodian’s receipt of any document permitted to be delivered after the Closing Date.  The Custodian will hold such Mortgage Files in trust for the benefit of the Certificateholders.  If at the end of such specified period, any document in a Mortgage File is found to be missing or defective in a material respect and the related Originator or the Seller, as applicable, does not cure such omission or defect within the time period required under the applicable Purchase and Servicing Agreement, then the applicable Originator, pursuant to such Purchase and Servicing Agreement, as modified by the related Assignment Agreement (if applicable), or, if applicable, the Seller under the Pooling and Servicing Agreement, is obligated to purchase the related Defective Mortgage Loan from the Issuing Entity at the price specified in the Pooling and Servicing Agreement or the related Purchase and Servicing Agreement, as applicable.  Rather than purchase the Defective Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan from the Issuing Entity and substitute in its place a Replacement Mortgage Loan; provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.

Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related Purchase and Servicing Agreement, (i) have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the related Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution), (ii) have a Mortgage Rate not less than and not more than 1 percentage point greater than the related Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio equal to or less than that of the related Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the related Deleted Mortgage Loan and (v) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement and the related Purchase and Servicing Agreement, as modified by the related Assignment Agreement.  This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

Please review the additional material for additional information concerning the Mortgage Loans.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information material to this offering of certificates is located at http://www.jpmorgan.com/staticpool/mbs/JPMMT2006-S1.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

THE ORIGINATORS

General

A portion of the Mortgage Loans were originated by National City Mortgage, PHH Mortgage, M&T Mortgage Corporation and the Chase Originators.  No other Originator originated more than 10% of the Mortgage Loans in any Aggregate Pool or Segregated Pool.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The National City Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified in this section for such Originator.  Any other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under “—General Underwriting Guidelines”.

General Underwriting Guidelines

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.  See “The Trust Fund—The Loans—Underwriting Standards” in the prospectus.

A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs.  These programs are designed to facilitate the loan approval process.  Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion.  Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender’s standard underwriting criteria.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan-by-loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

Set forth below is certain information with respect to National City Mortgage and a summary of the underwriting guidelines utilized with respect to each such Originator.  No other Originator originated more than 20% of the Mortgage Loans in any Aggregate Pool or Segregated Pool.

National City Mortgage Corporation

The information set forth in this section of the supplemental term sheet has been provided by National City Mortgage.

National City Mortgage is a division of National City Bank of Indiana which is a wholly owned subsidiary of National City Corporation (NCC).  National City Mortgage is a leading originator of residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City Mortgage is comprised of approximately 7,000 employees and operates 330 lending offices in 37 States from coast to coast.

National City Mortgage has over 50 years of experience in originating residential mortgage loans.  The predecessor of National City Mortgage, North Central Mortgage Corporation, was founded in 1955.  Since then, the company has been owned by Society Corporation and Shawmut Bank before being purchased by National City Corporation in 1989.  In 1989 the name was changed to National City Mortgage Co. Since the acquisition by National City Corporation, National City Mortgage has grown through the acquisitions of Gem Mortgage Corporation, Merchants National Bank, Integra Mortgage Company, Commonwealth United Mortgage, FNMC-The Mortgage Company, Eastern Mortgage Services, First of America, AccuBanc Mortgage, and Muirfield Mortgage.

National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending.  National City Mortgage has the financial strength and stability that makes us one of the top 10 largest mortgage originators in the nation.

As of December 31, 2005, National City Mortgage Co. serviced more than 1.1 million mortgage loans totaling approximately $169.0 billion.  National City Mortgage Co.’s portfolio is composed of approximately $145.3 billion in conventional loans and $23.7 billion in FHA/VA loans.   See attached table:

National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company’s Intranet.  These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company’s responsible lending policy.

Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization.  Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel.  These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues.  Target audits are conducted in Retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

Underwriting Standards

The originator’s underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.  Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits shall comply with Fannie Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 are generally allowed.

Mortgage loans with principal balances exceeding $1,000,000 (“super jumbos”) are allowed if the loan is secured by the borrower’s primary residence or second home. The loan-to- value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score.   Typically, the maximum cash-out permitted is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%.  Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required.  No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.   The originator also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

Full/Alternative Documentation

Under full/alternative documentation, the prospective borrower’s employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan Prospector or Desktop Underwriter which afford the following documentation variations:

·

Verbal verification of employment

·

Less that 12 months employment verified

·

12-23 months employment verified

·

24 months or more employment verified

·

1 or 2 months bank statements

Stated Documentation

Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets may or may not be verified.

DESCRIPTION OF THE CERTIFICATES

General

On the Closing Date the Certificates will be issued pursuant to the Pooling and Servicing Agreement.  Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement.  The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.

The Certificates will be issued in the initial Class Principal Amounts set forth in the supplemental term sheet.  The initial Class Principal Amounts of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at “Description of the Mortgage Pools.”

The Offered Certificates (other than the residual certificate) will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.  The residual certificate will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate.

The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see “— Payments on Mortgage Loans; Accounts” below); (3) the Issuing Entity’s rights under the Assignment Agreements pursuant to which the Seller and the Depositor assigned their respective interests in the underlying Purchase and Servicing Agreements and Servicing Agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and (6) the proceeds of all of the foregoing.  In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bond with respect to the Pledged Asset Loans will be assigned to the Trustee for the benefit of the Certificateholders.  See “Description of the Mortgage Pools — The Pledged Asset Loans.”  The Pledged Assets will not be part of any REMIC.

Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates will be divided into Certificate Groups relating to their applicable Mortgage Pool.

The Subordinate Certificates may be classified as follows:

AGGREGATE POOL SUBORDINATE CERTIFICATES: Distributions of interest and principal on the Aggregate Pool Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to the Mortgage Loans in the related Aggregate Pool.

SEGREGATED POOL SUBORDINATE CERTIFICATES: Distributions of interest and principal on the Segregated Pool Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Segregated Pool Mortgage Loans.

Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

Payments on each Distribution Date will be made by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds any residual certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator.  See “Description of the Certificates— Book–Entry Certificates” in the supplemental term sheet for the method of payment to Beneficial Owners of Book-Entry Certificates.

Book-Entry Certificates

General.  The Offered Certificates (other than any residual certificate) will be Book-Entry Certificates.

Each class of Book-Entry Certificates will be represented by one or more global certificates which equal the initial principal balance or initial notional amount of such class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No Beneficial Owner will be entitled to receive a Definitive Certificate except as set forth in the prospectus under “Description of the Securities — Book-Entry Registration of Securities.” Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the prospectus, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.  Beneficial Owners are only entitled to exercise their rights indirectly through Participants in the DTC.

Registration.  Beneficial Owners will hold their interests in their Offered Certificates through DTC in the United States or indirectly through organizations which are participants in such systems.

The Beneficial Owner’s ownership interest in a Book-Entry Certificate will be recorded on the records of the Financial Intermediary.  In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a Participant, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a DTC participant).

Beneficial Owners will receive all payments of principal of, and interest on, the Offered Certificates from the Securities Administrator on behalf of the Trustee through DTC and DTC participants.  While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.  Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners. Transfers between Participants will occur in accordance with DTC rules.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Payments on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator, on behalf of the Trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be made by the Securities Administrator to Cede & Co.

Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates.  In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Seller, the Depositor, the Securities Administrator, the Master Servicer, any Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying prospectus under “Description of the Securities — Book-Entry Registration of Securities.” Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities Administrator, on behalf of the Trustee, is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry Certificates.  Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Securities Administrator, on behalf of the Trustee, will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by the individual Beneficial Owner and thereafter the Trustee and the Securities Administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

For a description of the procedures generally applicable to the Book-Entry Certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the accompanying prospectus.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account.  On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account.  On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account.  On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders.

As further compensation, if permitted under the related Servicing Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

Available Distribution Amount

Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount of the related Mortgage Pool, in the case of the Senior Certificates and the Segregated Pool Subordinate Certificates and from the Available Distribution Amount of all Mortgage Pools in the related Aggregate Pool, in the case of Aggregate Pool Subordinate Certificates, in the order of priority set forth below at “— Priority of Distributions.”

Distributions of Interest

General.  On each Distribution Date, each class of Certificates (other than any Principal-Only Certificates) will be entitled to the related Interest Distribution Amount.  For each Distribution Date and each related Accrual Period, interest on certain classes of Certificates may be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and interest on other classes may be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each accrual period.

The Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Pool or Pools.  Net Interest Shortfalls for a Pool on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Groups and all classes of related Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (ii) in the case of Aggregate Pool Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall.  Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date.  An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Determination of LIBOR

The annual certificate interest rates of any LIBOR Certificates are based upon One-Month LIBOR as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date.  If the rate does not appear on Telerate Page 3750, or if the service is no longer offered, or any other service for displaying One-Month LIBOR or comparable rates as may be selected by the Securities Administrator, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator, as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.  The Securities Administrator’s calculation of One-Month LIBOR and the resulting Certificate Interest Rate on any class of LIBOR Certificates with respect to any Distribution Date shall be final and binding in the absence of manifest error.

Distributions of Principal

General.  All payments and other amounts received in respect of principal of the Mortgage Loans in an Aggregate Pool or the Segregated Pool, as applicable, may be allocated between the related Senior Certificates and the related Subordinate Certificates as follows:

Senior Principal Distribution Amount.  On each Distribution Date, the related Mortgage Pool’s Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group will be distributed as principal on the Senior Certificates (other than any Interest-Only Certificates) of such Certificate Group, up to the related Senior Principal Distribution Amount.  The Senior Principal Distribution Amount may, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first nine years beginning with the first Distribution Date.   This would have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest evidenced by the related Subordinate Certificates in the principal balance of the related Aggregate Pool or the Segregated Pool, as applicable.  Increasing the interest of the related Subordinate Certificates relative to that of the Senior Certificates of a related Certificate Group is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

Subordinate Principal Distribution Amount:  Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the related Senior Certificates and any related Subordinate Certificate ranking in higher priority, each class of Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of the related Subordinate Principal Distribution.  Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations until each such class has received its pro rata share for that Distribution Date.  Distributions of each such class’ share of the related Subordinate Principal Distribution will be made only after payments of interest and principal to each related class ranking senior to such class, and interest to such class, have been paid.  See “— Priority of Distributions.”

With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the related Mortgage Loans will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any classes of related Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

Priority of Distributions

On each Distribution Date, the Available Distribution Amount from (a) the related Mortgage Pool (in the case of the Senior Certificates and the Segregated Pool Subordinate Certificates) and (b) all Mortgage Pools in the related Aggregate Pool (in the case of Aggregate Pool Subordinate Certificates) will be allocated among the related classes of Senior Certificates and Subordinate Certificates in the order of priority set forth in the related prospectus supplement.

On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for the Mortgage Pools in an Aggregate Pool will be combined and distributed to the remaining related classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal, on a pro rata basis (on the basis of their Class Principal Amounts), on the related Certificates; and third, to the residual certificate, any remaining Available Distribution Amount from such Mortgage Pools.

Please see the additional materials for a further description of the characteristics of the Certificates.

Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool

The priority of distributions in an Aggregate Pool described above in “— Priority of Distributions” will be subject to change if a Mortgage Pool in such Aggregate Pool is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

a.  Cross-Collateralization Due to Rapid Prepayments in a Mortgage Pool.  The priority of distributions in an Aggregate Pool will change in the case where a Mortgage Pool in such Aggregate Pool is experiencing rapid prepayments provided all the following conditions are met:

·

the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Pool (other than the related Principal-Only Certificates) has been reduced to zero;

·

there are still related Aggregate Pool Subordinate Certificates outstanding; and

·

either (i) the related Aggregate Pool Subordinate Percentage on that date is less than 200% of the related Aggregate Pool Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Components or Mortgage Loans, as applicable, in a Mortgage Pool in such Aggregate Pool, delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Mortgage Pool’s Subgroup Subordinate Amount or Pool Subordinate Amount, as applicable, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal received or advanced with respect to a Due Period and the Mortgage Components or Mortgage Loans, as applicable, in the Mortgage Pool relating to the Certificate Group that has been paid in full, will be applied on the related Distribution Date as a distribution of principal to the remaining Senior Certificates (other than the related Principal-Only Certificates) of such other Certificate Groups (pro rata, on the basis of the aggregate Class Principal Amount of such Senior Certificates of such Certificate Groups), rather than applied as a principal distribution to the related Aggregate Pool Subordinate Certificates.  Such principal would be distributed on the related Distribution Date in the same priority as those Senior Certificates would receive other distributions of principal.

b.  Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Pool.  Realized Losses of a Mortgage Pool in an Aggregate Pool are allocated generally to the related Aggregate Pool Subordinate Certificates and not just to the portion of the related Aggregate Pool Subordinate Certificates representing an interest in the Mortgage Pool that incurred the loss.  Therefore, if Realized Losses of any Mortgage Pool in an Aggregate Pool that are allocated to the related Aggregate Pool Subordinate Certificates exceed the related Pool Subordinate Amount or Subgroup Subordinate Amount, as applicable, the principal balance of the Mortgage Components or Mortgage Loans, as applicable, of that Mortgage Pool will be less than the Class Principal Amount of the related Senior Certificates (other than the related Principal-Only Certificates).  That is, the principal balance of Mortgage Components or Mortgage Loans, as applicable, in that Mortgage Pool will be less than the Class Principal Amount of the Senior Certificates (other than the related Principal-Only Certificates) being supported by that collateral and, therefore, the related Certificate Group is “undercollateralized.”  In that situation, payments on the Mortgage Components or Mortgage Loans, as applicable, in such other Mortgage Pool in such Aggregate Pool will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group (other than the related Principal-Only Certificates) to the extent described below.

If, on any Distribution Date, any Mortgage Pool in an Aggregate Pool is an Undercollateralized Group and any Mortgage Pool in such Aggregate Pool is an Overcollateralized Group, then until the occurrence of the applicable Credit Support Depletion Date, the priority of distributions for such Aggregate Pool described in this supplemental term sheet under “— Priority of Distributions” will be altered as follows:

·

the Available Distribution Amount for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates (as applicable) of that Certificate Group will be paid in the following priority:  (1) first, such amount, up to the Total Transfer Amount for that Undercollateralized Group will be distributed first to the Senior Certificates (other than the Principal-Only Certificates) related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates (other than the related Principal-Only Certificates) as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed to the related Aggregate Pool Subordinate Certificates pursuant to the priorities under “Description of Aggregate Pool Certificates— Priority of Distributions” in the related prospectus supplement.

If more than one Certificate Group related to a Mortgage Pool in an Aggregate Pool on any Distribution Date is entitled to Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates (other than the related Principal-Only Certificates) immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Components or Mortgage Loans (less the applicable Class PO Fraction of any Class PO Mortgage Component or Class PO Mortgage Loan, as applicable) in the related Mortgage Pool.  If more than one Certificate Group on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Principal Amount of the related Senior Certificates (other than the related Principal-Only Certificates).

The payment of interest to the Certificates related to the Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the related Aggregate Pool Subordinate Certificates.

Subordination of the Payment of the Subordinate Certificates

The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each related class of Subordinate Certificates (other than the most senior class of related Subordinate Certificates) to receive such payments will be further subordinated to the rights of the related class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this supplemental term sheet.  The subordination of the Subordinate Certificates to the related Senior Certificates and the further subordination among the related Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

Allocation of Losses

Allocation of Losses – General

In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

Modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a Deficient Valuation or a Debt Service Reduction.  However, none of these bankruptcy proceedings shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer or the related Servicer is pursuing any remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer or the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

In certain Mortgage Pools as specified in the related Prospectus Supplement, Aggregate Pool Subordinate Certificates and Segregated Pool Subordinate Certificates will provide limited protection to the related classes of Certificates of higher relative priority against (i) Special Hazard Losses, up to the related Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses, up to the related Bankruptcy Loss Coverage Amount and (iii) Fraud Losses, up to the related Fraud Loss Coverage Amount.

The amount of coverage provided by the related Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the related Mortgage Loans may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the related Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Allocation of Losses –Aggregate Pool

If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans in an Aggregate Pool, then, on each Distribution Date the principal portion of that Realized Loss will generally be allocated first, to reduce the Class Principal Amount of each class of related Aggregate Pool Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero, and second, to the related Aggregate Pool Senior Certificates related to the Mortgage Pool sustaining such losses, generally, pro rata, based on their respective Class Principal Amounts.  As set forth in the related term sheet, Realized Losses, other than special hazard losses, bankruptcy losses and fraud losses, that would otherwise be allocated certain classes of Aggregate Pool Senior Certificates may instead be allocated to other classes of related Aggregate Pool Senior Certificates in the related Mortgage Pool, until the Class Principal Amount of such Class has been reduced to zero.

The Class Principal Amount of the lowest ranking class of the related Aggregate Pool Subordinate Certificates then outstanding will also be reduced by Subordinate Certificate Writedown Amount.

On each Distribution Date, Excess Losses on each Mortgage Pool in an Aggregate Pool will be allocated pro rata among the senior classes of the related Certificate Group and the related Aggregate Pool Subordinate Certificates as follows: (i) in the case of Aggregate Pool Senior Certificates, such Excess Loss will generally be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and (ii) in the case of Aggregate Pool Subordinate Certificates, such Excess Loss will be allocated among the classes of related Aggregate Pool Subordinate Certificates pro rata based on each class’ share of the Apportioned Principal Balance for the related Mortgage Pool; provided, however, on any Distribution Date after the specified related Senior Termination Date, Excess Losses on the Mortgage Loans in an Aggregate Pool will be allocated to the related Aggregate Pool Senior Certificates and the related Aggregate Pool Subordinate Certificates based upon their respective Class Principal Amounts immediately prior to such Distribution Date.

Allocation of Losses – Segregated Pool

If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans in the Segregated Pool, then, on each Distribution Date the principal portion of that Realized Loss will generally be allocated first, to reduce the Class Principal Amount of each class of Segregated Pool Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero, and second, to the Segregated Pool Senior Certificates, generally, pro rata, based on their respective Class Principal Amounts.  As set forth in the related term sheet, Realized Losses, other than special hazard losses, bankruptcy losses and fraud losses, that would otherwise be allocated certain classes of Segregated Pool Senior Certificates may instead be allocated to other classes of Segregated Pool Senior Certificates in the related Mortgage Pool, until the Class Principal Amount of such Class has been reduced to zero.

The Class Principal Amount of the lowest ranking class of Segregated Pool Subordinate Certificates then outstanding will also be reduced by the amount, if any, by the Subordinate Certificate Writedown Amount.

On each Distribution Date, Excess Losses on the Mortgage Loans in the Segregated Pool will generally be allocated pro rata among the Certificates related to the Segregate Pool based upon their respective Class Principal Amounts immediately prior to such Distribution Date.

Please see the additional materials for a further description of the characteristics of the Certificates.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

·

the amount of the distributions, separately identified, with respect to each class of Certificates;

·

the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

·

the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

·

the amount of any unpaid Interest Shortfall with respect to each class of Certificates;

·

the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

·

the Pool Balance for each Aggregate Pool and Segregated Pool, the Stated Principal Balance of the Mortgage Loans in each Mortgage Pool at the end of the related Prepayment Period;

·

the Senior Percentage and the Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

·

the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Pool for the following Distribution Date;

·

with respect to each Mortgage Pool and Aggregate Pool, the amount of the Servicing Fee paid to or retained by each Servicer and the amount of the Master Servicing Fee retained by the Master Servicer;

·

with respect to each Mortgage Pool and Aggregate Pool, the amount of Monthly Advances for the related Due Period;

·

with respect to each Mortgage Pool and Aggregate Pool, the number and aggregate principal balance of the Mortgage Loans that, using the MBS method,  were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

·

with respect to each Mortgage Pool and Aggregate Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

·

with respect to each Mortgage Pool and Aggregate Pool, the amount of Realized Losses incurred during the preceding calendar month;

·

with respect to each Mortgage Pool and Aggregate Pool, the cumulative amount of Realized Losses incurred since the Closing Date;

·

the Certificate Interest Rate for each class of Certificates for that Distribution Date; and

·

with respect to each Mortgage Pool and Aggregate Pool, the amount of any prepayment penalties of the related Mortgage Loans.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website.  The Securities Administrator’s website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O.  Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045).  The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

Final Scheduled Distribution Date

The Final Scheduled Distribution Date for any Class of Certificates is the Distribution Date in the month following the scheduled maturity date for the latest maturing related Mortgage Loan.  The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class’s Final Scheduled Distribution Date.

Optional Clean-Up Call

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in an Aggregate Pool as of the related Due Date is equal to or less than a percentage specified in the term sheet of the aggregate principal balance of such Aggregate Pool Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in such Aggregate Pool at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the related Aggregate Pool Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to such Aggregate Pool and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding related Aggregate Pool Mortgage Loans (other than Liquidated Mortgage Loans in the related Aggregate Pool), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to such Aggregate Pool.

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Segregated Pool as of the related Due Date is equal to or less than a percentage specified in the term sheet of the aggregate principal balance of the Segregated Pool Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in the Segregated Pool at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Segregated Pool Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to the Segregated Pool and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Segregated Pool Mortgage Loans (other than Liquidated Mortgage Loans in the Segregated Pool), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to the Segregated Pool.

If either of such options is exercised, and the amount specified in clause (b) of the first or second preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess.  These residual classes are not offered hereby.

If the option is exercised with respect to an Aggregate Pool or the Segregated Pool, as applicable, it will effect an early retirement of the related Certificates.  Distributions on the related Certificates relating to the optional termination will be treated as a prepayment of the related Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein.  With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of related Certificates is entitled.  Upon the second optional termination, any funds or property remaining in the Issuing Entity will be liquidated and the Issuing Entity will terminate.

Voting Rights

Any residual and Interest-Only Certificates will be allocated 1% of all voting rights and the other classes of Certificates will be allocated the remainder of all voting rights under the Pooling and Servicing Agreement.  Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their Percentage Interests.

THE ISSUING ENTITY

On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under “Description of the Certificates—General” above.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

The Trustee and the Securities Administrator, on behalf of the Issuing Entity, are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of Subordinate Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”) will act as the trustee under the terms of the Pooling and Servicing Agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005.  As of December 31, 2005 U.S. Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2005, U.S. Bank was acting as trustee with respect to over 54,019 issuances of securities with an aggregate outstanding principal balance of approximately $1.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 575 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $215,303,100,000.

In the event of a default by the Master Servicer under the Pooling and Servicing Agreement that has not been remedied, either the trustee or holders of Certificates evidencing at least 25% of the voting rights will have the right to terminate the Master Servicer.  If the Master Servicer is terminated, or the Master Servicer resigns, the trustee will become the successor Master Servicer.  However, if the trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee.  The Depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing agreement or if the trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent.  The trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates.  In such circumstances, the Depositor will also be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the Depositor.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the Pooling and Servicing Agreement:

·

expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement;

·

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement; or

·

for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the Pooling and Servicing Agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the Pooling and Servicing Agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee.  The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The Depositor, the Sponsor, the Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Master Servicer

Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers.  In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity and at the direction of the Trustee against such defaulting Servicer.  As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately 428,268,679,337.

Wells Fargo serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, the Master Servicer also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Securities Administrator, the Master Servicer is responsible for the preparation of all REMIC tax returns on behalf of each REMIC comprising the Issuing Entity and the preparation of monthly reports on Form 10-D in regards to distribution and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

THE DEPOSITOR

J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the Depositor for the Issuing Entity.  The principal executive offices of the Depositor are located at 270 Park Avenue, New York, New York 10017.  As Depositor it will establish the Issuing Entity and will be the party that deposits, sells or otherwise conveys to the Issuing Entity the assets of the trust.  Its telephone number is (212) 270-8863.

The Depositor has been engaged in the securitization of mortgage loans, contracts and mortgage-backed securities since its incorporation.  The Depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust.  The Depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with mortgage loans and mortgaged-backed securities.  The Depositor has acquired the Mortgage Loans from the Sponsor in a privately negotiated transaction.

The certificate of incorporation of the Depositor provides that the Depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling mortgage loans and mortgage-backed securities, serving as Depositor of the trusts and engaging in activities incidental to the foregoing.

The Depositor will have limited obligations with respect to the Certificates.  The Depositor will obtain certain representations and warranties from the Originators and the Sponsor regarding the Mortgage Loans.  The Depositor will also assign to the Trustee the Depositor’s rights with respect to those representations and warranties.  See “The Agreements  -Assignment of the Trust Fund Assets”  and “The Trust Fund — Representations by Seller or Originators; Repurchases” in the attached prospectus.

After issuance of the Certificates, the Depositor will have no material obligations with respect to the Certificates and Mortgage Loans, other than the (i) the right to appoint a successor trustee upon the resignation or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

The Depositor does not have, nor is it expected in the future to have, any significant assets.  Neither the Depositor nor any of the Depositor’s affiliates will insure or guarantee distributions on the Certificates.

THE SPONSOR AND SELLER

General

J.P. Morgan Mortgage Acquisition Corp. will act as sponsor of the Issuing Entity.  The Sponsor has sold the Mortgage Loans to the Depositor for sale to the Issuing Entity.  JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A.  The principal executive offices of JPMAC are located at 270 Park Avenue, New York, New York 10017.  Its telephone number is (212) 270-8863.

Securitization Activities of the Sponsor

JPMAC has been engaged in the securitization of assets since its incorporation.  In connection with these activities, JPMAC uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

During fiscal years 2004 and 2003, JPMAC securitized approximately $4,510,234,249 and $544,933,778 of residential mortgages, respectively.  During this period, no securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

In the normal course of its securitization program, JPMAC acquires mortgage loans from third party originators and through its affiliates.  Employees of JPMAC or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor.  In consideration for the Mortgage Loans which JPMAC sold to the Depositor, the Depositor has caused the issuance of the Certificates.  JPMAC will receive the net proceeds from the sale of the Offered Certificates.

THE SERVICERS

General

A portion of the Mortgage Loans will be serviced by JPMCB, PHH Mortgage and National City Mortgage, respectively.  No other Servicer will service more than 10% of the Mortgage Loans in any Aggregate Pool or the Segregated Pool.  Each Servicer will initially have primary responsibility for servicing the Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.  Set forth below is certain information with respect to the servicing of mortgage loans by JPMCB and National City Mortgage.  No other Servicer will service more than 20% of the Mortgage Loans in any Aggregate Pool or the Segregated Pool.

JPMorgan Chase Bank, N.A.

The information set forth in this section of the supplemental term sheet has been provided by JPMorgan Chase Bank, N.A (“JPMCB”).

JPMCB, a national banking association,  is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally.  It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency.  JPMCB’s main office is located in Columbus, Ohio.  It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.  JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter.  JPMCB is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively.  JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company.  Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses.  On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers.  JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf.  JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans.  As a result we are providing disclosure regarding CHF.  CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

JPMCB is the product of numerous mergers and acquisitions.  Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank’s operations.  As JPMCB’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Servicing operations, for “prime” quality mortgage loans are audited internally by JPMCB’s General Audit and Risk groups and  subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency.  JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation.  JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

JPMCB as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates.  The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers.  Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.  There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure.  Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed.   Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters.  In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions.   Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor.   Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status.  Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

Under the terms of the related Servicing Agreement, the Servicer may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and the servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan.

Under the terms of the related Servicing Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in this supplemental term sheet.  See “—Advances” below.  The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC.  Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses.  Therefore, JPMCB is providing below historical delinquency and foreclosure data for the portfolio of “prime” mortgage loans (exclusive of FHA and VA loans) secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement) (expressed as percentages of the total portfolio of such loans as of such date).  The sum of the columns below may not equal the total indicated due to rounding.

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) Principal Balance as of (Billions):
December 31,
2005	2004	2003

$402.6	$372.6	$333.3

	As of December 31,
	2005		2004		2003
Period of Delinquency	By Number of Loans	By Principal Balance	By Number of Loans	By Principal Balance	By Number of Loans	By Principal Balance
30 to 59 days	1.76%	1.45%	1.87%	1.54%	1.86%	1.52%
60 to 89 days	0.44%	0.33%	0.33%	0.25%	0.31%	0.23%
90 days or more	0.42%	0.32%	0.22%	0.16%	0.18%	0.13%
Total	2.63%	2.10%	2.42%	1.95%	2.34%	1.89%
Foreclosure	0.33%	0.24%	0.35%	0.26%	0.51%	0.40%

The following table presents, for the portfolio of mortgage loans secured by one- to- four-family residential properties which were originated by or for JPMCB or its affiliates and which are owned by JPMCB or Chase Mortgage Holdings, Inc. and serviced or subserviced by CHF, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

	Month Ended December 31, 2005	Month Ended December 31, 2004
	(Dollars in Millions)	(Dollars in Millions)
Average portfolio principal amount	$23,412	$29,990

	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
Net gains (losses) (1)	(0.012%)	(0.002%)
____________

(1)

Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

Month Ended December 31, 2003
(Dollars in Millions)
Average portfolio principal amount	$28,474

Twelve Months Ended December 31, 2003
Net gains (losses) (1)	(0.02%)
____________

(1)

Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans in the Issuing Entity.

Collection Procedures.  CHF employs a variety of collection techniques during the various stages of delinquency.  The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible.  Phone calls are used as the principal form of contacting a mortgagor.  CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity.  Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation.  CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined.  In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

JPMCB will service Mortgage Loans substantially in accordance with the procedures set forth under “Servicing of the Mortgage Loans” below.

National City Mortgage Corporation

Organization

National City Mortgage is a division of National City Bank of Indiana which is a wholly owned subsidiary of National City Corporation (NCC). National City Mortgage Co. (NCMC), the residential mortgage loan servicing affiliate, is a subsidiary of National City Bank of Indiana. NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of December 31, 2005, NCMC serviced more than 1.1 million mortgage loans totaling more than $168.9 billion. NCMC’s portfolio is composed of $145.7 billion in conventional loans and $23.2 billion in FHA/VA loans.

The predecessor of NCMC, North Central Financial Corporation, was founded in 1955.  Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC has grown through the consolidation of the residential mortgage lending operations of all NCC banking affiliates, National City bank and mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to the Company in various areas of operations.

Effective January 1, 2005, the Corporation reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana and the movement of its servicing and secondary marketing functions to a newly created company, National City Mortgage Co.

There are no material legal proceedings pending.

Servicing

NCMC maintains a centralized servicing platform in Miamisburg, OH. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. NCMC utilizes Fidelity’s Mortgage Servicing Package (MSP) as its servicing system. NCMC provides customary servicing pursuant to servicing agreements between NCMC and the various investors.

There have been no material changes to the policies or procedures in the servicing function in the past three years.

The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by National City and serviced or master serviced by National City. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the Mortgage Loans:

TOTAL SERVICING	December 2003 Count		December 2003 $(000)		December 2004 Count		December 2004 $(000)		December 2005 Count		December 2005 $(000)
Count / Balance	1,111,388		$155,274,844		1,135,033		$164,020,079		1,111,277		$168,946,723
Percentage Change From Prior Year	15.2%		27.0%		2.1%		5.6%		-2.1%			3.0%
30-59 Days	28,364	2.55%	$3,149,088	2.03%	26,383	2.32%	$2,993,971	1.83%	23,239	2.09%	$2,738,508	1.62%
60-89 Days	5,971	0.54%	$657,961	0.42%	6,220	0.55%	$696,230	0.42%	6,398	0.58%	$735,427	0.44%
90 Days +	4,793	0.43%	$520,683	0.34%	6,766	0.60%	$765,520	0.47%	6,855	0.62%	$816,527	0.48%
Delinquent. Bankruptcies	4,445	0.40%	$432,086	0.28%	4,721	0.42%	$472,736	0.29%	5,417	0.49%	$567,302	0.34%
Subtotal	43,573	3.92%	$4,759,817	3.07%	44,090	3.88%	$4,928,457	3.00%	41,909	3.77%	$4,857,763	2.88%
Foreclosures Pending	7,227	0.65%	$768,913	0.50%	6,558	0.58%	$699,273	0.43%	6,026	0.54%	$641,985	0.38%
Total Delinquency	50,800	4.57%	$5,528,731	3.56%	50,648	4.46%	$5,627,731	3.43%	47,935	4.31%	$5,499,749	3.26%
Percent Government	23%		19%		22%		17%		18%		14%

The Investor Reporting unit has implemented several technological applications to improve its reporting capabilities including an Investor Information Database used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

NCM maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The Payment Services Department processes exception payments including lockbox exceptions, mail received in Miamisburg and walk- ins, which is approximately 2% of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for NSF or stop payment, Electronic Funds Transfer, and balancing cash deposited into the payment clearing accounts.

The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain NCMC's lien position. NCMC monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

Loan setup employees validate 100% of the imaged loan documents to the company’s origination system to ensure accuracy. NCMC also uses Fidelity’s Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors. NCMC’s mortgage loan document custodial responsibilities are performed by National City Bank of Kentucky or as designated by the related servicing agreement.

NCMC employs vendors to monitor and track hazard, flood and Lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated Lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the Lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. NCMC implements Lender placed flood insurance to cover any gap between the property value and insurance coverage.

NCMC utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

NCMC’s non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the Fidelity MSP system along with a variety of additional applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

The default information services group provides centralized training, management- level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options. Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

NCMC uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts.  Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

For accounts that are delinquent, NCMC maintains an active web site to that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line. Imaged documents substantiating their financial situation can be submitted on line.

NCMC’s Bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor.  A Support Group provides assistance with clerical and cash management processing.  Foreclosure Specialists focus on strict timeline management to minimize losses, closely managing and tracking loss severities. NCMC maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30-days as necessary. The REO unit utilizes both broker’s price opinions and appraisals to determine property value and establish listing prices.

AFFILIATES AND RELATED TRANSACTIONS

The Sponsor is a wholly owned subsidiary of JPMCB and an affiliate of the Depositor and the Underwriter. JPMCB is an Originator and a Servicer of the Mortgage Loans and the Custodian for the mortgage files. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, JPMSI or JPMCB that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

SERVICING OF THE MORTGAGE LOANS

Servicing and Collection Procedures

Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.  Each Servicer may contract with subservicers to perform some or all of such Servicer’s servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement.  When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans.  Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.  The Depositor’s prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it.  Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement.  If permitted under the related Servicing Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein.  Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer’s servicing compensation) on each Servicer Remittance Date.  On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month’s remittance.

Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account.  On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account.  As further compensation, if permitted under the related Servicing Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.  Amounts on deposit in the Distribution Account may be invested at the discretion of the Securities Administrator for the benefit of the Master Servicer in permitted investments.  The following table sets forth certain information with respect to the accounts of the Issuing Entity.

Account	Responsible Party	Party Entitled to Investment Income
Custodial Accounts	Each Servicer will be responsible for maintaining the Custodial Account of such Servicer.	The related Servicer will be entitled to any investment income on amounts in deposit in its Custodial Account.
Distribution Account	The Securities Administrator will be responsible for maintaining the Distribution Account.	The Master Servicer may be entitled to a portion of the investment income on amounts in deposit in the Distribution Account.

Flow of Funds

On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account.  On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders.  The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each Servicer shall hold in the related Custodial Account all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans, together with any Monthly Advances in respect thereof.

Prepayment Period	The calendar month immediately preceding the Distribution Date.

Each Servicer shall hold in the related Custodial Account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related Mortgage Loans during such period plus any amounts required to be paid by that Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans.

Servicer Remittance Date	The 18th day of each calendar month (or, if the 18th is not a Business Day, on the immediately preceding Business Day).

On the Servicer Remittance Date, each Servicer will remit to the Distribution Account, scheduled payments received on the Mortgage Loans serviced by it due during the related Due Period and any Monthly Advances in respect thereof, prepayments received on the Mortgage Loans serviced by it during the related Prepayment Period and certain other unscheduled amounts required to be remitted by such Servicer in accordance with the applicable Servicing Agreement.

Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.

On each Distribution Date, the Securities Administrator will remit amounts on deposit in the Distribution Account to Certificateholders in accordance with the priority of distributions set forth herein.

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter.  Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date.  Thus, less than one month’s interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date.  Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month.  The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to its aggregate Master Servicing Fee for that month.  The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances

Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances.  The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses.  Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date.  Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make such Monthly Advance.

Compliance with Applicable Servicing Criteria and Servicer Attestation

The Pooling and Servicing Agreement provides that on or before a specified date in each year for which the Depositor is required to file a 10-K, each party participating in the servicing function of the Issuing Entity provide a report to the Securities Administrator and the Trustee on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to such party.  A firm of independent public accountants will be required to furnish to the Securities Administrator and the Trustee, an attestation report compliant with Item 1122 of Regulation AB on such party’s assessment of compliance with the applicable servicing criteria as an exhibit.

The Pooling and Servicing Agreement also provides for delivery to the Trustee, the Depositor and the Master Servicer, on or before a specified date in each year for which the Depositor is required to file a 10-K, of an annual officer’s certificate to the effect that the Securities Administrator has fulfilled its obligations under the Pooling and Servicing agreement throughout the preceding year.

The related Servicing Agreement provides for delivery to the Trustee, the Depositor, the Master Servicer and the Securities Administrator, on or before a specified date in each year, of an annual officer’s certificate to the effect that the related Servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding year and the Item 1122 assessment of compliance and accountants attestation.

Master Servicer Default; Servicer Default

Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

In the event of a default by a Servicer (other than Wells Fargo Bank) under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event of default by Wells Fargo Bank as Servicer under the Servicing Agreement, the Trustee will have the right to remove Wells Fargo Bank as Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event that the Master Servicer or Trustee, as applicable, removes a Servicer, the Master Servicer or Trustee, as applicable, will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee.  In connection with the removal of a Servicer, the Master Servicer or Trustee, as applicable, will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

Resignation of Servicers; Assignment and Merger

No Servicer, other than JPMCB, may resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer, or (ii) with the approval of the Master Servicer and the Trustee, which approval may not be unreasonably withheld.  JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement.  No such resignation will become effective until a successor servicer has assumed the related Servicer’s obligations and duties under such Servicing Agreement.

Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

FEES AND EXPENSES OF THE ISSUING ENTITY

The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee, the portion of any Master Servicing Fee comprised of a percentage each month of the then-outstanding principal balance of the Mortgage Loans and any lender paid mortgage guaranty insurance premiums, if applicable.

The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

The Master Servicer will be entitled to retain the Master Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement.  The Master Servicer and the Securities Administrator will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to Certificateholders.

The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Trustee and the Securities Administrator in respect of the performance of their obligations to the Issuing Entity.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Each Servicer will withdraw their aggregate Servicing Fee from interest actually collected on each Mortgage Loan serviced by it, prior to such amounts being available to make payments on the Certificates.

Master Servicer	Monthly

The Master Servicer may be entitled to a portion of the investment earnings on amounts on deposit in the Distribution Account and may be entitled to a monthly fee equal to a percentage of the then-outstanding principal balance of the Mortgage Loans.

On each Distribution Date, the Master Servicer may retain the Master Servicing Fee prior to distributions to Certificateholders.
Trustee	As determined by the Master Servicer and the Trustee.	The fees of the trustee will be determined by agreement among the Master Servicer and the Trustee.	The fees of the Trustee will be paid by the Master Servicer from the Master Servicing Fee.
Securities Administrator	As determined by the Master Servicer and the Securities Administrator.	The fees of the Securities Administrator will be determined by agreement among the Master Servicer and the Securities Administrator.	The fees of the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

Yield Considerations

The yields to maturity (or to early termination) of the Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Components or Mortgage Loans, as applicable, in the related Mortgage Pool or Mortgage Pools.  Yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  A portion of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due on sale clauses.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, hurricanes, landslides, wildfires, earthquakes or other natural disasters.  The Originator or the Seller will represent and warrant that, as of the Closing Date, each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Originator or the Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Originator or the Seller, as applicable, will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Certificates and will reduce the yields on the Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

As described herein, certain of the Mortgage Loans provide for only monthly interest payments for a specified number of years following origination.  Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period.  In addition, because no principal is due on the Mortgage Loans during such interest-only period, the Certificates will amortize at a slower rate during such period than would otherwise be the case.  Thereafter, when the monthly payments on the Mortgage Loans are recalculated on the basis of a level payment amortization schedule, based on the remaining term of the Mortgage Loans, as described herein, principal payments on the Certificates are expected to increase correspondingly at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30 year amortization schedule.  Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

As described under “Description of the Certificates — Distributions of Principal” herein, scheduled and unscheduled principal payments on the Mortgage Components or Mortgage Loans, as applicable, in a Mortgage Pool may be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first nine years following the Closing Date (except as described herein) or if certain conditions are met.  Such allocation will initially accelerate the amortization of the Senior Certificates.

The yields on the Certificates may also be adversely affected by Net Prepayment Interest Shortfalls.

The yields to investors in the Certificates may be significantly affected by the exercise of the Master Servicer’s option to repurchase the related Mortgage Loans, as described herein.  See “Description of the Certificates — Optional Clean-Up Redemption of the Certificates.” If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

Conversely, if the purchaser of an Interest-Only Certificate or another Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  The effective yield to holders of the Certificates, other than the LIBOR Certificates, will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prospective purchasers of the Interest-Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such purchasers to recover their initial investments.

Subordination of the Subordinate Certificates

On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any class of related Certificates subordinate to such higher ranking class.  As a result, the yields to maturity and the aggregate amount of distributions on the Subordinate Certificates will be more sensitive than the yields of higher ranking related Certificates to the rate of delinquencies and defaults on the related Mortgage Components or Mortgage Loans, as applicable.

As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking class of related Subordinate Certificates, then to the higher ranking class of related Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the related Senior Certificates.  The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking related class of Certificates outstanding on such date.  In addition, although all losses initially will be borne by the related Subordinate Certificates, Excess Losses will be borne by all classes of applicable certificates (other than the Interest-Only Certificates) on a pro rata basis, as further described herein under “Description of the Certificates — Allocation of Losses”.  As a result, the yields on the Certificates will depend on the rate and timing of Realized Losses, including Excess Losses.  Excess Losses could occur at a time when one or more classes of Aggregate Pool Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

LIBOR Certificates

The yield to maturity on the LIBOR Certificates will be sensitive to fluctuations in One-Month LIBOR, and the Certificate Interest Rate on these Certificates will vary directly with the level of One-Month LIBOR.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, a designated portion of the Issuing Entity will comprise multiple REMICs for federal income tax purposes; one or more Lower-Tier REMICs and a single Upper-Tier REMIC.  Each Lower-Tier REMIC will hold either Mortgage Loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest.  None of the residual interests in the Lower-Tier REMICs are offered hereby.  The Upper-Tier REMIC will hold as assets regular interests issued by one or more Lower-Tier REMICs.  Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes.  The Offered Certificates other than any residual certificates will represent ownership of regular interests in the Upper-Tier REMIC, and any residual certificates will represent ownership of the sole residual interest in the Upper-Tier REMIC.  All prospective investors should review the discussion under “Material Federal Income Tax Consequences” in the accompanying prospectus.

The Regular Certificates will be treated as debt instruments issued by the Upper-Tier REMIC for all federal income tax purposes.  Income on the Regular Certificates must be reported under an accrual method of accounting.  Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

Certain Regular Certificates may be treated as having been issued with OID.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be set forth in the prospectus supplement or the Pooling and Servicing Agreement.  No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.  Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

As is described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code generally in the same proportion that the assets of the Issuing Entity (exclusive of any assets not included in any REMIC) would be so treated, and income on the Offered Certificates generally will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the Issuing Entity (exclusive of any assets not included in the REMIC) will be so treated. The Regular Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

The Residual Certificates

Special tax considerations apply to an investment in any residual certificates.  In certain circumstances, residual certificates can produce a significantly less favorable after tax return for a beneficial owner than would be the case if (i) a residual certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to a residual certificate were “excess inclusion” income.  See “Material Federal Income Tax Consequences —Taxation of Holders of Residual Interest Securities” in the prospectus.

Under applicable Treasury regulations, if a residual certificate is a “noneconomic residual interest,” as described in the prospectus, the transfer of a residual certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual certificate will be considered a “noneconomic residual interest” for this purpose.  See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” in the prospectus.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors should consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA MATTERS

ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans.

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan’s acquisition and ownership of such Certificates.  See “ERISA Considerations” in the accompanying prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this supplemental term sheet and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

·

the acquisition, holding and sale by Plans of certain securities issued by an issuing entity with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

·

the servicing, operation and management of such issuing entities,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

Among the conditions which must be satisfied for the Exemption to apply:

·

The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

·

The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody’s Investors Service, Inc.

·

The Trustee is not an affiliate of any other member of the “restricted group” (defined below in the second following paragraph), other than an Underwriter.

·

The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer’s services under the related Purchase and Servicing Agreement and reimbursements of such person’s reasonable expenses in connection therewith.

·

The Plan investing in the Offered Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The Issuing Entity must also meet each of the requirements listed below:

·

The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

·

Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan’s acquisition of Offered Certificates.

·

Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire indebtedness of an issuing entity holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

·

in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the restricted group;

·

such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuing entity;

·

the Plan’s investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

·

immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuing entities containing assets sold or serviced by the same issuing entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for any residual certificate) and that all conditions of the Exemption other than those within the control of the investors will be met.

The rating of a class of Offered Certificates may change.  If a class of Offered Certificates no longer has a rating of at least an investment grade rating from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

BECAUSE THE CHARACTERISTICS OF ANY RESIDUAL CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF ANY RESIDUAL CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES.  CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF ANY RESIDUAL CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

·

a representation from the transferee of any residual certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

·

a representation that the transferee is an insurance company which is purchasing any residual certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of any residual certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

·

an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York.  Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP.  McKee Nelson LLP will act as counsel for the Underwriter.

RATINGS

It is a condition of the issuance of the Certificates that they be rated as set forth in the supplemental term sheet by each of the Rating Agencies, as applicable.

The ratings assigned to mortgage pass through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued.  Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates.  Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

The rating assigned by the Rating Agencies to a residual certificate only addresses the return of its Class Principal Amount and interest thereon at the stated rate.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

LEGAL INVESTMENT

The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

GLOSSARY OF DEFINED TERMS

Accrual Period

With respect to any Distribution Date and certain classes of Certificates, the calendar month immediately preceding the month in which the related Distribution Date occurs.  With respect to any Distribution Date and certain other classes of Certificates, either (i) the period from and including the 25th day of the month immediately preceding the month in which the related Distribution Date occurs to the 24th day of the month of such Distribution Date or (ii) the period from and including the Distribution Date in the month immediately preceding the month in which the related Distribution Date occurs to the day immediately preceding such Distribution Date.

Aggregate Pool	As specified in the term sheet.
Aggregate Pool Certificates	Any Aggregate Pool Senior Certificates and Aggregate Pool Subordinate Certificates.
Aggregate Pool Cut-off Date Balance	With respect to an Aggregate Pool, the aggregate Stated Principal Balance of the related Aggregate Pool Mortgage Loans as of the Cut-off Date.
Aggregate Pool Mortgage Loans	With respect to an Aggregate Pool, the Mortgage Loans in such Aggregate Pool.
Aggregate Pool Senior Certificates	With respect to an Aggregate Pool, the Senior Certificates related to such Aggregate Pool.
Aggregate Pool Step-Down Test	As specified in the related prospectus supplement.
Aggregate Pool Subordinate Certificates	With respect to an Aggregate Pool, the Subordinate Certificates related to such Aggregate Pool.
Aggregate Pool Subordinate Percentage

For an Aggregate Pool on any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the related Aggregate Pool Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for such Aggregate Pool (other than the Class PO Fraction of the Class PO Mortgage Components) and such Distribution Date.

Aggregate Pool Subordinate Principal Distribution Amount	With respect to any Distribution Date and Aggregate Pool, the sum of the Subordinate Principal Distribution Amounts for each Mortgage Pool in such Aggregate Pool for such Distribution Date.
Applicable Credit Support Percentage

For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other related classes of Subordinate Certificates having higher numerical class designations than that class.

Apportioned Principal Balance

With respect to any class of Aggregate Pool Subordinate Certificates for any Distribution Date, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Subgroup Subordinate Amount or Pool Subordinate Amount, as applicable, for that date and the denominator of which is the sum of the Subgroup Subordinate Amounts and Pool Subordinate Amounts (in the aggregate) in such Aggregate Pool.

Assignment Agreements	The assignment, assumption and recognition agreements each among the Depositor, the Seller, the Master Servicer and the Trustee, on behalf of the Issuing Entity.
Available Distribution Amount	With respect to each Pool and any Distribution Date (as more fully described in the Pooling and Servicing Agreement), generally, the sum of following amounts:

(1)  all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

(2) related Insurance Proceeds;

(3)  (a) related Liquidation Proceeds received during the month preceding the month of such Distribution Date, to the extent payable and (b) any Subsequent Recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;

(4)  all partial or full prepayments of principal, together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Mortgage Loans; and

(5)  amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

minus:

·

with respect to the Mortgage Loans in that Pool (or, if not related to the Pool, that Pool’s pro rata share of), all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement or to the related Servicers under the applicable Servicing Agreements;

·

in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

· any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and
· in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.
The Available Distribution Amount with respect to each Subgroup and any Distribution Date will equal the portion of the Available Distribution Amount for the related Pool allocable to that Subgroup.
Bankruptcy Loss Coverage Amount

With respect to Aggregate Pool Subordinate Certificates and the Segregated Pool Subordinate Certificates, an initial amount specified in the related prospectus supplement, as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the related Certificates.

Bankruptcy Losses	Realized Losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.
Basis Risk Shortfall Carryover Amount	As specified in the related prospectus supplement.
Beneficial Owner	A person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	Any class of Certificates issued, maintained and transferred on the book-entry records of DTC and its Participants.
Business Day

Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the States of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate	Any Certificate issued under the Pooling and Servicing Agreement.
Certificate Group	The Senior Certificates that relate to a Mortgage Pool.
Certificate Interest Rate	The rate at which interest accrues on a class of Certificates as set forth in the prospectus supplement.
Certificate Principal Amount

With respect to any Certificate (other than an Interest-Only Certificate) the related Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (including Excess Losses) previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates (other than the Interest-Only Certificates) to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Components in a Subgroup distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates.  The Certificate Principal Amount of a class of Aggregate Pool Subordinate Certificates may be additionally reduced by allocation of any related Subordinate Certificate Writedown Amount.

Certificateholder	The holder of a Certificate.
Chase Originator Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated by the Chase Originators.
Chase Originators	JPMCB together with CHF.
CHF	Chase Home Finance LLC.
Class Notional Amount	The notional amount applicable to any class of Interest-Only Certificates.
Class PO Fraction

With respect to each Class PO Mortgage Component or Class PO Mortgage Loan, the fractional interest in such Mortgage Component or Mortgage Loan, as applicable, that the related Principal-Only Certificates, if any, are entitled to receive.

Class PO Mortgage Component or Class PO Mortgage Loan

With respect to any Mortgage Pool specified in the related prospectus supplement, the Mortgage Components or Mortgage Loans, as applicable, in that Mortgage Pool that have Net Mortgage Rates less than a rate specified in the prospectus supplement.

Class Principal Amount	For each class of Certificates, the aggregate Certificate Principal Amounts of the Certificates of that class.
Class Subordination Percentage

For any Distribution Date and each class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which (a) in the case of Aggregate Pool Subordinate Certificates, is the aggregate Class Principal Amount of all related Aggregate Pool Certificates and (b) in the case of the Segregated Pool Subordinate Certificates, is the aggregate Class Principal Amount of all Segregated Pool Certificates, in each case immediately before that Distribution Date.

Closing Date	As specified in the term sheet.
CMMC	Chase Manhattan Mortgage Corporation.
Code	The Internal Revenue Code of 1986, as amended.
Credit Support Depletion Date	For the Senior Certificates, the date on which the aggregate Class Principal Amount of the related Subordinate Certificates has been reduced to zero.
Current Interest

For each class of Certificates (other than the Principal-Only Certificates) on any Distribution Date, the amount of interest accrued during the related Accrual Period on the related Class Principal Amount or Class Notional Amount, as applicable, immediately prior to that Distribution Date at the applicable Certificate Interest Rate.

Custodial Account	With respect to each Servicer, an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer’s other assets.
Custodian	JPMorgan Chase Bank, National Association.
Cut-off Date	As specified in the term sheet.
Debt Service Reduction	With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.
Deficient Valuation

A proceeding under the United States Bankruptcy Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Defective Mortgage Loan

Any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

Definitive Certificate	A Certificate held in physical form.
Deleted Mortgage Loan	A Defective Mortgage Loan that has been removed from the Issuing Entity and replaced with a Replacement Mortgage Loan.
Depositor	J.P. Morgan Acceptance Corporation I.
Determination Date	The determination date specified in the related Servicing Agreement.
Distribution Account	An account established by the Securities Administrator on or prior to the Closing Date, which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.
Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.
DTC	The Depository Trust Company.
Due Date

For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.
Excess Losses

Special Hazard Losses in excess of the applicable Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the applicable Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the applicable Fraud Loss Coverage Amount.

Exemption	An administrative prohibited transaction exemption granted to the Underwriter by the U.S. Department of Labor, which permits the acquisition, holding and sale by Plans of the Certificates.
Final Scheduled Distribution Date	As specified in the related prospectus supplement.
Financial Intermediary	A brokerage firm, bank, thrift institution or other financial intermediary that maintains a Beneficial Owner’s account.
Fitch	Fitch Ratings.
Fraud Loss Coverage Amount

With respect to Aggregate Pool Subordinate Certificates and the Segregated Pool Subordinate Certificates, a related initial amounts, as specified in the related prospectus supplement, as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date as specified in the related prospectus supplement.

Fraud Losses	Realized Losses by reason of a default arising from fraud, dishonesty or misrepresentation.
Insurance Proceeds

Collectively, all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the related Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer’s normal servicing procedures.

Interest Distribution Amount	With respect to each class of Certificates and any Distribution Date, the Current Interest for that class on that Distribution Date as reduced by such class’ share of Net Interest Shortfalls.
Interest-Only Certificates	The Certificates which are not entitled to distributions in respect of principal.
Interest Shortfall

With respect to any class of Certificates and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such class on such Distribution Date and all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Interest Transfer Amount

With respect to any Undercollateralized Group and any Distribution Date, one month’s interest on the applicable Principal Transfer Amount at the interest rate specified in the prospectus supplement, plus any shortfall of interest on the Senior Certificates of the applicable Undercollateralized Group from prior Distribution Dates.

Issuing Entity

The issuing entity created pursuant to the Pooling and Servicing Agreement, consisting primarily of those assets set forth in the fifth paragraph under the heading “Description of the Certificates—General.”

JPMCB	JPMorgan Chase Bank, National Association.
JPMCB Servicing Agreement	The servicing agreements related to the Mortgage Loans serviced by JPMCB, but not originated by the Chase Originators, among JPMCB, the Seller and CHF.
LIBOR	The London Interbank Offered Rate for one-month United States dollar deposits as quoted on Telerate Page 3750 as of 11:00 A.M., London time on the LIBOR Determination Date.
LIBOR Business Day	Any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.
LIBOR Certificates	The Certificates, if any, that have Certificate Interest Rates that adjust based on LIBOR.
LIBOR Determination Date	The second LIBOR business day prior to the first day of the related Accrual Period.
Limited Purpose Surety Bond

A limited purpose surety bond issued to PHH by Ambac Assurance Corporation intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Pledged Assets (such amount not to exceed 30% of the original principal amount of the related Pledged Asset Loan) to the extent that any such shortfall results in a loss of principal as an Pledged Asset Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond.

Liquidated Mortgage Loan

Generally, a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.  Any Mortgage Component related to a Liquidated Mortgage Loan will be a Liquidated Mortgage Loan.

Liquidation Proceeds	All amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, to the extent payable.
Loan-to-Value Ratio

For a Mortgage Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

Lower-Tier REMIC	Any REMIC formed pursuant to the Pooling and Servicing Agreement other than the Upper-Tier REMIC.
Master Servicer	Wells Fargo Bank, N.A.
Master Servicing Fee	One or both of a portion of investment earnings on amounts on deposit in the Distribution Account and a percentage each month of the then-outstanding principal balance of the Mortgage Loans.
Moody’s	Moody’s Investors Service, Inc.
Monthly Advance

With respect to any Mortgage Loan for which a Scheduled Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Mortgage	The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.
Mortgage Component	The portions of the Mortgage Loans that comprise the Subgroups within a Pool.
Mortgage File

The Mortgage Note, the Mortgage with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such documents other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or the Custodian as soon as the same is available to the Depositor).

Mortgage Loans	The conventional, fixed rate mortgage loans secured by first liens on the Mortgaged Properties included in the Issuing Entity as of the Closing Date.
Mortgage Note	The original promissory note (and any modification or amendment thereto) endorsed in blank without recourse relating to a Mortgage Loan.
Mortgage Pool	Any Pool or Subgroup.
Mortgage Rate

With respect to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time, as of the related Due Date.  Any Mortgage Component related to a Mortgage Loan will have the same Mortgage Rate as that Mortgage Loan.

Mortgaged Property

A one-to-four family residential property securing a Mortgage Loan, including, but not limited to, single family residences, two-to four family residences, three-to four family residences, condominiums, cooperative units and planned unit developments.

National City Mortgage	National City Mortgage Corporation.
National City Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated by National City Mortgage.
Net Interest Shortfall	With respect to any Distribution Date and any Pool, an amount equal to the sum of:
• any Net Prepayment Interest Shortfalls for that Pool and Distribution Date; and

•

Relief Act Reductions and the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Pool as a result of a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the related Aggregate Pool Subordinate Certificates for those types of losses.

Net Mortgage Rate

As to any Mortgage Loan and any Distribution Date, the excess of the Mortgage Rate over any applicable Servicing Fee Rate, master servicing fee rate and the rate at which any lender paid mortgage guaranty insurance premium accrues, as applicable.  Any Mortgage Component related to a Mortgage Loan will have the same Net Mortgage Rate as that Mortgage Loan.

Net Prepayment Interest Shortfalls

With respect to a Pool and any Distribution Date, the amount by which a Prepayment Interest Shortfall for the related Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such Due Period.

Originators	Collectively, each of the Chase Originators, PHH Mortgage, National City Mortgage or any other entity so specified in the related prospectus supplement.
Overcollateralized Group	With respect to an Aggregate Pool, when there is an Undercollateralized Group in such Aggregate Pool, any Certificate Group in such Aggregate Pool that is not itself an Undercollateralized Group.
Participant	A participating firm that acts as agent for a Financial Intermediary.
Percentage Interest

For a Certificate, either (x) a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount, or (y) the percentage stated on the face of that Certificate.

PHH Mortgage	PHH Mortgage Corporation.
PHH Mortgage Loans	The Mortgage Loans originated or acquired by PHH Mortgage.
Plans

Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

Pledged Assets	The additional collateral, usually securities, securing a PHH Mortgage Loan that has an original Loan-to-Value Ratio in excess of 80% and is not covered by a primary mortgage insurance policy.
Pledged Asset Loan	A PHH Mortgage Loan secured by Pledged Assets.
Pool	Any Mortgage Pool, other than an Aggregate Pool, comprised of Mortgage Loans.
Pool Balance

For an Aggregate Pool or any Pool, as applicable, on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans in such Aggregate Pool or such Pool, as applicable, outstanding on the Due Date of the month preceding the month of that Distribution Date.

Pool Subordinate Amount

For any Distribution Date, the excess of the Stated Principal Balance of the Mortgage Loans (less the applicable Class PO Fraction of any related Class PO Mortgage Loans) in a Pool as of the first day of the month preceding the month in which such Distribution Date occurs, minus the Class Principal Amount of the related Senior Certificates immediately before such Distribution Date.

Pooling and Servicing Agreement	The pooling and servicing agreement among the Depositor, the Master Servicer, the Securities Administrator and the Trustee relating to the Certificates.
Prepayment Interest Shortfall

With respect to a Mortgage Loan as to which a voluntary prepayment has been made, the amount by which one month’s interest at the applicable Net Mortgage Rate on that Mortgage Loan exceeds the amount of interest actually received in connection with such prepayment.

Principal-Only Certificates	Certain Certificates that are not entitled to payments in respect of interest and receive a fractional interest of principal on all mortgage loans in the related mortgage pool.
Prepayment Period	The calendar month immediately preceding the Distribution Date.
Principal Transfer Amount

With respect to any Distribution Date and any Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior Certificates (other than the Principal-Only Certificates) related to that Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Components or Mortgage Loans, as applicable, in that Mortgage Pool (less the applicable Class PO Fraction of each Class PO Mortgage Component or Class PO Mortgage Loan, as applicable, in that Mortgage Pool).

PTCE	Prohibited Transaction Class Exemption.
Purchase and Servicing Agreements	The underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.
Rating Agencies	As specified in the related term sheet.
Realized Loss

With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan.  With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.  With respect to a Mortgage Loan subject to a Debt Service Reduction, the present value of all monthly Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

Reconstitution Agreement

Any agreement, other than an Assignment Agreement, pursuant to which an Originator represents that the representations and warranties relating to the origination of the related Mortgage Loans are true and correct as of the Closing Date.

Record Date

With respect to any Distribution Date and certain classes of Certificates, the last Business Day of the month preceding the month of that Distribution Date.  With respect to any Distribution Date and certain other classes of Certificates, the Business Day immediately preceding such Distribution Date.

Regular Certificates	The Certificates, other than any residual certificates.
Relief Act	The Servicemembers Civil Relief Act or any similar state law.
Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

Replacement Mortgage Loan	One or more mortgage loans with similar characteristics to a Deleted Mortgage Loan which is placed in the Issuing Entity to replace a Deleted Mortgage Loan.
Rules	The rules, regulations and procedures creating and affecting DTC and its operations.
S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.
Scheduled Payment

With respect to a Mortgage Loan, the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the related Purchase and Servicing Agreement, will give effect to any related Debt Service Reduction and any related Deficient Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.  With respect to any Mortgage Component, the portion of the Scheduled Payment on the related Mortgage Loan allocable to that Mortgage Component.

SEC	The Securities and Exchange Commission.
Securities Administrator	Wells Fargo Bank, N.A.
Segregated Pool	The Mortgage Pool consisting of the Segregated Pool Mortgage Loans.
Segregated Pool Certificates	The Segregated Pool Senior Certificates, together with the Segregated Pool Subordinate Certificates.
Segregated Pool Cut-off Date Balance	The principal balance of the Segregated Pool Mortgage Loans as of the Cut-off Date.
Segregated Pool Mortgage Loans	The Mortgage Loans included in the Segregated Pool.
Segregated Pool Original Subordinate Class Principal Amount	The aggregate Class Principal Amount of the Segregated Pool Subordinate Certificates as of the Closing Date.
Segregated Pool Senior Certificates	As specified in the term sheet.
Segregated Pool Step-Down Test	As specified in the related prospectus supplement.
Segregated Pool Subordinate Certificates or Segregated Pool Subordinate Classes	The Segregated Pool Certificates not rated in the highest rating category by a Rating Agency.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Senior Certificates	Any Certificate rated in the highest rating category by a Rating Agency.
Senior Percentage

For each Distribution Date and each Mortgage Pool, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Components in the related Mortgage Pool and for such Distribution Date (less the applicable Class PO Fraction of each Class PO Mortgage Component or Class PO Mortgage Loan, as applicable, in that Mortgage Pool).

Senior Prepayment Percentage	As specified in the related prospectus supplement.
Senior Principal Distribution Amount	For a Certificate Group and for each Distribution Date, the sum of the following amounts (exclusive of the portion attributable to the related Principal-Only Certificates, if any):

(1)

the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Component or Mortgage Loan, as applicable, in the related Mortgage Pool due during the related Due Period;

(2)

the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan or a Mortgage Component, as applicable, in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Component or Mortgage Loan, as applicable, in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Components received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Component or Mortgage Loan, as applicable; and (iii) the principal portion of the purchase price of each Mortgage Component or Mortgage Loan, as applicable, purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty, or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Component or Mortgage Loan, as applicable, in the related Mortgage Pool with respect to the related Prepayment Period;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Component or Mortgage Loan, as applicable, in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Component or Mortgage Loan, as applicable, at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to such Certificate Group from prior Distribution Dates.
Servicer	Either JPMCB, PHH Mortgage, National City Mortgage or any other entity specified in the prospectus supplement.
Servicer Remittance Date	The 18th day of each month (or, if the 18th is not a Business Day, on the immediately preceding Business Day).
Servicing Agreements	Collectively, the Purchase and Servicing Agreements, as may be modified by the related Assignment Agreement, and the JPMCB Servicing Agreement.
Servicing Fee

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Servicing Fee Rate	With respect to any servicer a per annum rate specified in the related prospectus supplement for each of the Mortgage Loans that are serviced by such Servicer.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984
Special Hazard Loss Coverage Amount

With respect to Aggregate Pool Subordinate Certificates and Segregated Pool Subordinate Certificates, an initial amount specified in the related prospectus supplement, as reduced, from time to time, by amount equal to on any Distribution Date to the lesser of:

•

the related Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses in such Aggregate Pool or Segregated Pool, as applicable, incurred since the Closing Date, or

• the greatest of
• 1% of the aggregate of the principal balances of the Mortgage Loans in such Aggregate Pool or Segregated Pool, as applicable,
• twice the principal balance of the largest Mortgage Loan in such Aggregate Pool or Segregated Pool, as applicable, and

•

the aggregate principal balances of the Mortgage Loans in such Aggregate Pool or Segregated Pool, as applicable, secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

Special Hazard Losses	Realized Losses in respect of Special Hazard Mortgage Loans.
Special Hazard Mortgage Loan	A Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.
Stated Principal Balance

For (a) any Mortgage Loan at any Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor and (b) any Mortgage Component at any Due Date, the portion of the Stated Principal Balance of the related Mortgage Loan allocable to that component for that Due Date.

Stepdown Percentage	As specified in the related prospectus supplement.
Subgroup	Any Mortgage Pool comprised of Mortgage Components.
Subgroup Subordinate Amount

With respect to any Subgroup and Distribution Date, the excess of the Stated Principal Balance of the Mortgage Components or Mortgage Loans, as applicable, of that Mortgage Pool (less the applicable Class PO Fraction of any related Class PO Mortgage Component or Class PO Mortgage Loan, as applicable)  as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the aggregate Class Principal Amounts of the Senior Certificates (other than any Principal-Only Certificates) related to that Subgroup.

Subordinate Certificate Writedown Amount

With respect to an Aggregate Pool, the amount, if any, by which the aggregate Class Principal Amount of all related Aggregate Pool Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool Balance for such Aggregate Pool for the following Distribution Date.

With respect to the Segregated Pool, the amount, if any, by which the aggregate Class Principal Amount of all the Segregated Pool Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool Balance for the Segregated Pool for the following Distribution Date.

Subordinate Certificates	The Aggregate Pool Subordinate Certificates and the Segregated Pool Subordinate Certificates.
Subordinate Class Percentage

For each class of Subordinate Certificates and for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all related classes of Subordinate Certificates immediately prior to such date.

Subordinate Percentage	With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Pool on such Distribution Date.
Subordinate Prepayment Percentage	For any Distribution Date and for any Mortgage Pool, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.
Subordinate Principal Distribution Amount

•

For the Subordinate Certificates and for each Distribution Date is equal to the sum of the following amounts with respect to each related Mortgage Pool (in each case exclusive of the amounts distributable to the related Principal-Only Certificates, if any):

(1)

the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Component or Mortgage Loan, as applicable, in the related Mortgage Pool due during the related Due Period;

(2)

the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Component or Mortgage Loan, as applicable, in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Component or Mortgage Loan, as applicable,  in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of the Mortgage Component or Mortgage Loan, as applicable, in the related Mortgage Pool received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Component or Mortgage Loan, as applicable; and (iii) the principal portion of the purchase price of each Mortgage Component or Mortgage Loan, as applicable, in the related Mortgage Pool that was purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement, or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to the related Mortgage Loan or Mortgage Loan, as applicable, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Component or Mortgage Loan, as applicable, in the related Mortgage Pool with respect to such Distribution Date;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Component or Mortgage Loan, as applicable, in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount; and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;
Minus the sum of:

(A)

if the aggregate Class Principal Amount of the Senior Certificates relating to a Mortgage Pool in an Aggregate Pool has been reduced to zero, principal paid from the related Available Distribution Amount from that Mortgage Pool to the remaining Senior Certificates relating to such other related Mortgage Pool, as described under “—Limited Cross-Collateralization”; and

(B)

the amounts paid from the Available Distribution Amount for any Mortgage Pool in an Aggregate Pool that is an Overcollateralized Group to the Senior Certificates relating to a Mortgage Pool in such Aggregate Pool that is an Undercollateralized Group, as described under “—Limited Cross-Collateralization.”

Subsequent Recoveries	Unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.
Total Transfer Amount	An amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group.
Transfer Payments	Collectively, the Interest Transfer Amount and Principal Transfer Amount.
Telerate Page 3750	The display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.
Trustee	U.S. Bank National Association.
Undercollateralized Group

With respect to an Aggregate Pool, any Certificate Group in such Aggregate Pool in which the aggregate Class Principal Amount of the related class or classes Senior Certificates (other than the related Principal-Only Certificates) is greater than the aggregate Stated Principal Balance of the Mortgage Components or Mortgage Loans, as applicable, of the related Mortgage Pool.

Underwriter	J.P. Morgan Securities Inc.
Upper-Tier REMIC	The upper-tier REMIC created pursuant to the Pooling and Servicing Agreement.

Fixed-Rate Mortgage Loan Program
Mortgage Pass-Through Certificates

(Issuable in Series)

J.P. Morgan Mortgage Acquisition Corp.
Sponsor and Seller

J.P. Morgan Acceptance Corporation I
Depositor

__________________

SUPPLEMENTAL TERM SHEET

__________________

JPMorgan

March 17, 2006